As filed with the Securities and Exchange Commission on June 19, 2009

                                                           Registration No. 333-
================================================================================
                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ANIKA THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

              Massachusetts                             04-3145961
       (State or other jurisdiction        (I.R.S. Employer Identification No.)
    of incorporation or organization)

                                32 Wiggins Avenue
                          Bedford, Massachusetts 01730
                                 (781) 457-9000
                    (Address of Principal Executive Offices)

                            ANIKA THERAPEUTICS, INC.
            AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)
         --------------------------------------------------------------


                           Charles H. Sherwood, Ph.D.
                      President and Chief Executive Officer
                            Anika Therapeutics, Inc.
                                32 Wiggins Avenue
                          Bedford, Massachusetts 01730
                                 (781) 457-9000
                     (Name and address of agent for service)

                                 With copies to:

                              H. David Henken, Esq.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

  Large accelerated filer [ ]                   Accelerated filer [x]

  Non-accelerated filer [ ]                     Smaller Reporting Company [ ]
  (Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

                  Title of Securities                          Amount        Proposed Maximum   Proposed Maximum      Amount of
                    to be Registered                           to be          Offering Price       Aggregate         Registration
                                                             Registered         per Share        Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share (1)                 850,000 (2)           $5.22           $4,437,000 (3)       $247.58
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also relates to the rights to purchase shares of Series B Junior Participating Cumulative Preferred Stock of the Registrant that are attached to all shares of common stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement, dated as of April 7, 2008. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such common stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the common stock.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant's Amended and Restated 2003 Stock Option and Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(3) An assumed price of $5.22 per share, which is the average of the high and low prices of the Company's common stock reported on the NASDAQ Global Select Market on June 16, 2009, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed by Anika Therapeutics, Inc. (the "Company" or the "Registrant") for the purpose of registering an additional 850,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company reserved for issuance under the Anika Therapeutics, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the "Plan"). The securities subject to this Registration Statement on Form S-8 are of the same class as other securities for which a Registration Statement on Form S-8 was previously filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission"). Accordingly, pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-8 previously filed with the Commission on November 7, 2003 (File No. 333-110326) and the Common Stock registered thereunder is being carried forward to this Registration Statement. Following the registration of the additional shares of Common Stock under this Registration Statement, an aggregate total of 2,350,000 shares of Common Stock will be registered under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*
        ------------------
Item 2. Registrant Information and Employee Plan Annual Information.*
        -----------------------------------------------------------

         *The documents containing the information specified in this Part I will be sent or given to employees, directors or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the rules and regulations of the Commission and the Introductory Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

         The Company is a Massachusetts corporation. Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the "MBCA") provides that a corporation may, in its articles of organization, eliminate or limit a director's personal liability to the corporation for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) improper distributions, and (iv) transactions from which the director derived an improper personal benefit.

         Section 8.51 of the MBCA permits a corporation to indemnify a director if the individual (i) acted in good faith, (ii) reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to the best interest of the corporation, (iii) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (iv) engaged in conduct for which he or she would not be liable under the corporation's articles of organization, as authorized by Section 2.02(b)(4) of the MBCA. Section 8.56 of the MBCA permits a corporation to indemnify an officer to the same extent as a director, and to such further extent as may be provided in the corporation's articles of organization or by-laws, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Indemnification may not be made under
Section 8.51 of the MBCA until a determination has been made that indemnification is permissible because the director has met the relevant standard of conduct. Under Section 8.55 of the MBCA, that determination must be made by (i) a majority vote of all disinterested directors or a majority of a committee of disinterested directors (in each case, if there are at least two disinterested directors), (ii) special legal counsel, or (iii) the stockholders of the corporation.

         Under Sections 8.53 and 8.56 of the MBCA, a corporation may pay for or reimburse reasonable expenses prior to the final disposition of a proceeding involving a director or officer, provided that the director or officer has delivered a written undertaking of his or her good faith that he or she has met the standard of conduct necessary for indemnification, and a written undertaking to repay the funds if he or she is determined not to have met the relevant standard of conduct.

         Sections 8.52 and 8.56(c) of the MBCA mandate indemnification for reasonable expenses in connection with proceedings in which a director or officer is wholly successful, on the merits or otherwise. Furthermore, Section
8.54 of the MBCA provides that a court may direct a corporation to indemnify a director or officer if the court determines that (i) the director or officer is entitled to mandatory indemnification under the MBCA, (ii) the director or officer is entitled to indemnification pursuant to a provision in the corporation's articles of organization or bylaws or in a contract or a board or shareholder resolution, or (iii) it is fair and reasonable to indemnify the director or officer, regardless of whether he or she met the relevant standard of conduct.

         Article 6A of the Company's Restated Articles of Organization, as amended (the "Articles of Organization"), provides that: except to the extent that the MBCA prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

         Article 6B of the Articles of Organization provides that the Company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or in any capacity with respect to any employee benefit plan of the Company (an "Indemnitee") against amounts paid and expenses incurred in connection with an action, suit or proceeding and any appeal therefrom, or settlement thereof, unless the Indemnitee shall be finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company (or participants or beneficiaries of any employee benefit plan of the Company). The Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company.

         Article 6B provides that the Company shall pay expenses incurred in defending any action, suit, proceeding or investigation in advance of its final disposition, if the Company does not assume the defense of the Indemnitee, subject to receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such Indemnitee is not entitled to indemnification under the Articles of Organization.

         Article 6B further provides that no indemnification or advancement of expenses may be made if such Indemnitee did not act in good faith in the reasonable belief that his or her action was in the best interest of the Company. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Company, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may be regular legal counsel to the Company) or (d) a court of competent jurisdiction.

         The Company carries directors and officers liability insurance for the benefit of its directors and officers.

Item 8. Exhibits.
        --------

   No.                          Description                                               Location
----------------------------------------------------------------------------------------------------------------------------
   4.1    Restated Articles of Organization                       Filed as Exhibit 3.1 to the Company's Registration
                                                                  Statement on Form 10 (File No. 000-21326), filed with the
                                                                  Commission on March 5, 1993 and incorporated herein by
                                                                  reference.
   4.2    Certificate of Vote of Directors Establishing a Series  Filed as an Exhibit to the Company's Registration Statement
          of Convertible Preferred Stock                          on Form 10 (File No. 000-21326), filed with the Commission on March 5, 1993 and incorporated herein by reference.
   4.3    Amendment to the Restated Articles of Organization      Filed as Exhibit 3.1 to the Company's Quarterly Report on
                                                                  Form 10-QSB for the quarterly period ended November 30,
                                                                  1996 (File No. 000-21326), filed with the Commission on
                                                                  January 14, 1997 and incorporated herein by reference.
   4.4    Amendment to the Restated Articles of Organization      Filed as Exhibit 3.1 to the Company's Quarterly Report on
                                                                  Form 10-QSB for the quarterly period ended June 30, 1998
                                                                  (File No. 001-14027), filed with the Commission on August
                                                                  14, 1998 and incorporated herein by reference.
   4.5    Amendment to the Restated Articles of Organization      Filed as Exhibit 3.3 to the Company's Quarterly Report on
                                                                  Form 10-Q for the quarterly period ended June 30, 2002
                                                                  (File No. 001-14027), filed with the Commission on August
                                                                  14, 2002 and incorporated herein by reference.


   4.6    Amended and Restated Certificate of Vote of Directors     Filed as Exhibit 3.1 to the Company's Registration
          Establishing a Series of Preferred Stock of the Company   Statement on Form 8-A12B (File No. 001-14027), filed
          classifying and designating the Series B Junior           with the Commission on April 7, 2008 and incorporated
          Participating Cumulative Preferred Stock                  herein by reference.
   4.7    Amendment to the Restated Articles of Organization        Filed as Exhibit 3.7 to the Company's Annual Report on
                                                                    Form 10-K for the year ended December 31, 2008 (File
                                                                    No. 001-14027), filed with the Commission on March 9,
                                                                    2009 and incorporated herein by reference.
   4.8    Amended and Restated Bylaws                               Filed as Exhibit 3.6 to the Company's Quarterly Report
                                                                    on Form 10-Q for the quarterly period ended June 30,
                                                                    2002 (File No. 001-14027), filed with the Commission
                                                                    on August 14, 2002 and incorporated herein by
                                                                    reference.
   4.9    Shareholder Rights Agreement, dated as of April 7, 2008,  Filed as Exhibit 4.1 to the Company's Registration
          between the Company and American Stock Transfer & Trust   Statement on Form 8-A12B (File No. 001-14027), filed
          Company                                                   with the Commission on April 7, 2008 and incorporated
                                                                    herein by reference.
   4.10   Amended and Restated 2003 Stock Option and Incentive Plan Filed as Exhibit 10.1 to the Company's Current Report
                                                                    on Form 8-K (File No. 001-14027), filed with the
                                                                    Commission on June 11, 2009 and incorporated herein by
                                                                    reference.
   5.1    Opinion of Goodwin Procter LLP                            Filed herewith.
   23.1   Consent of PricewaterhouseCoopers LLP, Independent        Filed herewith.
          Registered Accounting Firm
   23.2   Consent of Goodwin Procter LLP                            Included in Exhibit 5.1 hereto.
   24.1   Powers of Attorney                                        Included on signature pages to this Registration
                                                                    Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 19th day of June, 2009.

                                   Anika Therapeutics, Inc.


                                   By:    /s/ Charles H. Sherwood, Ph.D.
                                       ----------------------------------------
                                       Charles H. Sherwood, Ph.D.
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles H. Sherwood as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                               Title                                                   Date
----------                               -----                                                   ----

  /s/ Charles H. Sherwood, Ph.D.         President, Chief Executive Officer and Director         June 19, 2009
------------------------------------     (Principal Executive Officer)
Charles H. Sherwood, Ph.D.

  /s/ Kevin W. Quinlan                   Chief Financial Officer and                             June 19, 2009
------------------------------------     Treasurer (Principal Financial Officer and
Kevin W. Quinlan                         Principal Accounting Officer)

  /s/ Joseph L. Bower                    Director                                                June 19, 2009
------------------------------------
Joseph L. Bower

  /s/ Eugene A. Davidson, Ph.D.          Director                                                June 19, 2009
------------------------------------
Eugene A. Davidson, Ph.D.

  /s/ Raymond J. Land                    Director                                                June 19, 2009
------------------------------------
Raymond J. Land

  /s/ John C. Moran                      Director                                                June 19, 2009
------------------------------------
John C. Moran

  /s/ Steven E. Wheeler                  Director                                                June 19, 2009
------------------------------------
Steven E. Wheeler

                                  EXHIBIT INDEX

   No.                      Description                                              Location
-----------------------------------------------------------------------------------------------------------------------
   4.1    Restated Articles of Organization                 Filed as Exhibit 3.1 to the Company's Registration Statement
                                                            on Form 10 (File No. 000-21326), filed with the Commission on March 5, 1993 and incorporated herein by reference.
   4.2    Certificate of Vote of Directors Establishing a   Filed as an Exhibit to the Company's Registration Statement
          Series of Convertible Preferred Stock             on Form 10 (File No. 000-21326), filed with the Commission on March 5, 1993 and incorporated herein by reference.
   4.3    Amendment to the Restated Articles of             Filed as Exhibit 3.1 to the Company's Quarterly Report on
          Organization                                      Form 10-QSB for the quarterly period ended November 30,
                                                            1996 (File No. 000-21326), filed with the Commission on
                                                            January 14, 1997 and incorporated herein by reference.
   4.4    Amendment to the Restated Articles of             Filed as Exhibit 3.1 to the Company's Quarterly Report on
          Organization                                      Form 10-QSB for the quarterly period ended June 30, 1998
                                                            (File No. 001-14027), filed with the Commission on August
                                                            14, 1998 and incorporated herein by reference.
   4.5    Amendment to the Restated Articles of             Filed as Exhibit 3.3 to the Company's Quarterly Report on
          Organization                                      Form 10-Q for the quarterly period ended June 30, 2002
                                                            (File No. 001-14027), filed with the Commission on August
                                                            14, 2002 and incorporated herein by reference.
   4.6    Amended and Restated Certificate of Vote of       Filed as Exhibit 3.1 to the Company's Registration Statement
          Directors Establishing a Series of Preferred      on Form 8-A12B (File No. 001-14027), filed with the
          Stock of the Company classifying and              Commission on April 7, 2008 and incorporated herein by
          designating the Series B Junior Participating     reference.
          Cumulative Preferred Stock
   4.7    Amendment to the Restated Articles of             Filed as Exhibit 3.7 to the Company's Annual Report on Form
          Organization                                      10-K for the year ended December 31, 2008 (File No. 001-
                                                            14027), filed with the Commission on March 9, 2009 and
                                                            incorporated herein by reference.
   4.8    Amended and Restated Bylaws                       Filed as Exhibit 3.6 to the Company's Quarterly Report on
                                                            Form 10-Q for the quarterly period ended June 30, 2002
                                                            (File No. 001-14027), filed with the Commission on August
                                                            14, 2002 and incorporated herein by reference.
   4.9    Shareholder Rights Agreement, dated as of April   Filed as Exhibit 4.1 to the Company's Registration Statement
          7, 2008, between the Company and American Stock   on Form 8-A12B (File No. 001-14027), filed with the
          Transfer & Trust Company                          Commission on April 7, 2008 and incorporated herein by
                                                            reference.
   4.10   Amended and Restated 2003 Stock Option and        Filed as Exhibit 10.1 to the Company's Current Report on
          Incentive Plan                                    Form 8-K (File No. 001-14027), filed with the Commission on
                                                            June 11, 2009 and incorporated herein by reference.
   5.1    Opinion of Goodwin Procter LLP                    Filed herewith.
   23.1   Consent of PricewaterhouseCoopers LLP,            Filed herewith.
          Independent Registered Accounting Firm
   23.2   Consent of Goodwin Procter LLP                    Included in Exhibit 5.1 hereto.
   24.1   Powers of Attorney                                Included on signature pages to this Registration Statement.